                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) 22 January 2003


                        Air Products and Chemicals, Inc.
               (Exact name of registrant as specified in charter)


           Delaware                      1-4534                   23-1274455
(State of other jurisdiction   (Commission file number)     (IRS Identification
    of incorporation)                                              number)


7201 Hamilton Boulevard, Allentown, Pennsylvania                    18195-1501
   (Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code (610) 481-4911

Item 5. Other Events.

AIR PRODUCTS REPORTS FIRST QUARTER EARNINGS PER SHARE OF 56 CENTS

LEHIGH VALLEY, Pa. (January 22, 2003) - Air Products (NYSE:APD) today reported net income of $126 million, or diluted earnings per share (EPS) of $.56, for its first fiscal quarter ended December 31, 2002. Excluding the cumulative effect of an accounting change for SFAS No. 143*, net income was $129 million, or diluted EPS of $.58. Excluding this accounting change, EPS was up 12 percent over the prior year.

Quarter revenues of $1.4 billion were up 10 percent from the prior year and up four percent sequentially. Excluding acquisitions, divestitures, currency effects, and the sales increase directly associated with higher natural gas costs, underlying sales increased three percent from the prior year, principally reflecting higher worldwide gases volumes, and were down one percent sequentially, principally due to lower chemical volumes.

Operating income was $197 million, up seven percent over the prior year. Positive impacts on operating income came from acquisitions, increased gas volumes, lower than anticipated fiscal year 2002 incentive compensation costs, and favorable currency. Higher raw material and energy, increased pension, and SAP implementation costs partially offset these gains.

Commenting on the quarter, John P. Jones, Air Products' Chairman and Chief Executive Officer, said, "Despite a weaker than expected economic climate, we continued to execute our plans consistent with our strategy, focusing on the elements of our business that we can control, including our portfolio management efforts, process improvement activities and building our leadership positions in growth markets."

Industrial gas sales of $1 billion increased 13 percent versus the prior year. Operating income of $170 million was up 12 percent versus the prior year, led by improved worldwide gases volumes, the company's acquisitions in Asia and U.S. homecare, and the effect of the strengthening Euro.

Sequentially, gases revenues increased six percent and operating income was down one percent, as acquisitions were more than offset by declines in electronics and volume declines in CPI related to the Gulf Coast hurricanes and customer outages.

Chemicals sales of $354 million increased one percent versus the prior year. Operating income of $33 million declined 18 percent with stronger polyurethane intermediate volumes more than offset by lower margins and weaker volumes in the company's amines and performance polymers (emulsions) businesses.

Sequentially, chemicals revenues declined two percent. Operating income was down 21 percent due to higher raw material costs and weaker volumes across performance materials,** partially offset by improved polyurethane intermediate operating rates.

Air Products' equipment segment sales of $67 million were up six percent versus the prior year. Operating income of $4 million was up $3 million versus the prior year. The company secured a new liquefied natural gas heat exchanger order during the first quarter.

Equity affiliate income of $26 million increased 40 percent over the prior year. Adjustments related to divestitures recorded in prior periods more than compensated for the transition of San Fu Chemical Co., Ltd. into the consolidated results.

Regarding Air Products' outlook, Mr. Jones said, "Based on current economic estimates, the range for U.S. manufacturing growth this fiscal year now appears to be one to three percent. While we are seeing higher raw material costs and a slower first-half recovery in the manufacturing sector, particularly in electronics, our currency and tax outlook is now more favorable than it was in October. On balance, we are maintaining our EPS guidance range of $2.40 to $2.60 for the year. We anticipate fiscal second quarter earnings results similar to this quarter."

Air Products will hold its annual meeting of shareholders on Thursday, January 23, 2003, 2:00 p.m. EST, at Cedar Crest College in Allentown, Pa. The meeting can be heard on the Web at: www.airproducts.com/fin/annualmeeting.asp.

***NOTE: The forward-looking statements contained in this release are based on current expectations regarding important risk factors. Actual results may differ materially from those expressed. Factors that might cause forward-looking statements to differ materially from actual results include, among other things, overall economic and business conditions different than those currently anticipated and demand for Air Products' goods and services; competitive factors in the industries in which it competes; interruption in ordinary sources of supply; the ability to recover increased energy and raw material costs from customers; spikes in the pricing of natural gas; changes in government regulations; consequences of acts of war or terrorism impacting the United States' and other markets; the success of implementing cost reduction programs; the timing, impact and other uncertainties of future acquisitions or divestitures; significant fluctuations in interest rates and foreign currencies; the impact of tax and other legislation and regulations in jurisdictions in which Air Products and its affiliates operate; and the timing and rate at which tax credits can be utilized.

Please review the attached financial information:

                        AIR PRODUCTS AND CHEMICALS, INC.
                  SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION
                                   (Unaudited)

(Millions of dollars, except per share)

                                     Three Months Ended
                                         31 December
                                      2002           2001
                                   ---------      ---------
Sales                              $ 1,447.0      $ 1,316.5
                                   ---------      ---------

Income Before Cumulative           $   128.7      $   113.7
   Effect of Accounting Change
Cumulative Effect of                    (2.9)            --
   Accounting Change
                                   ---------      ---------
Net Income                         $   125.8      $   113.7
                                   =========      =========

Basic Earnings Per Share

Income Before Cumulative           $     .59      $     .53
   Effect of Accounting Change
Cumulative Effect of                    (.02)            --
   Accounting Change
                                   ---------      ---------
Net Income                         $     .57      $     .53
                                   =========      =========

Diluted Earnings Per Share

Income Before Cumulative           $     .58      $     .52
   Effect of Accounting Change
Cumulative Effect of                    (.02)            --
   Accounting Change
                                   ---------      ---------
Net Income                         $     .56      $     .52
                                   =========      =========

Capital Expenditures               $   351.4      $   199.4

Depreciation                       $   156.0      $   139.3
                                   ---------      ---------

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                               CONSOLIDATED INCOME
                                   (Unaudited)

(Millions of dollars, except per share)       Three Months Ended
                                                  31 December
                                             2002           2001
                                           ---------      ---------
SALES                                      $ 1,447.0      $ 1,316.5
COSTS AND EXPENSES
Cost of sales                                1,033.0          937.1
Selling and administrative                     190.8          169.3
Research and development                        30.0           30.4
Other (income) expense, net                     (3.3)          (4.5)
                                           ---------      ---------
OPERATING INCOME                               196.5          184.2
Income from equity affiliates, net of
   related expenses                             25.8           18.4

Interest expense                                31.7           35.1
                                           ---------      ---------
INCOME BEFORE TAXES AND                        190.6          167.5
    MINORITY INTEREST
Income taxes                                    55.1           48.8
Minority interest (a)                            6.8            5.0
                                           ---------      ---------
INCOME BEFORE CUMULATIVE                   $   128.7      $   113.7
    EFFECT OF ACCOUNTING CHANGE
Cumulative effect of accounting change          (2.9)            --
                                           ---------      ---------
NET INCOME                                 $   125.8      $   113.7
                                           =========      =========

BASIC EARNINGS PER
   COMMON SHARE
Income before cumulative effect of         $     .59      $     .53
   accounting change
Cumulative effect of                            (.02)            --
   accounting change
                                           ---------      ---------
Net Income                                 $     .57      $     .53
                                           ---------      ---------
DILUTED EARNINGS PER
   COMMON SHARE
Income before cumulative effect of         $     .58      $     .52
   accounting change
Cumulative effect of                            (.02)            --
   accounting change
                                           ---------      ---------
Net Income                                 $     .56      $     .52
                                           ---------      ---------
WEIGHTED AVERAGE NUMBER                        218.8          215.7
   OF COMMON SHARES (in millions)
                                           ---------      ---------
WEIGHTED AVERAGE NUMBER                        223.0          220.6
   OF COMMON AND COMMON
   EQUIVALENT SHARES (in millions)
                                           ---------      ---------
DIVIDENDS DECLARED PER                     $     .21      $     .20
   COMMON SHARE - Cash
                                           ---------      ---------

(a)Minority interest primarily includes before-tax amounts.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

(Millions of dollars)

                                                                        31 December
                                                               2002          2001
                                                                   ---------     --------
ASSETS
CURRENT ASSETS
Cash and cash items                                                $   104.8     $    68.3
Trade receivables, less allowances for                               1,031.3         867.4
 doubtful accounts
Inventories and contracts in progress                                  484.8         485.5
Other current assets                                                   213.6         207.4
                                                                   ---------     ---------
TOTAL CURRENT ASSETS                                                 1,834.5       1,628.6
                                                                   ---------     ---------
INVESTMENTS IN NET ASSETS OF AND ADVANCES TO EQUITY AFFILIATES         499.7         516.9
PLANT AND EQUIPMENT, at cost                                        11,160.1      10,324.9
Less - Accumulated depreciation                                      5,681.5       5,210.2
                                                                   ---------     ---------
PLANT AND EQUIPMENT, net                                             5,478.6       5,114.7
                                                                   ---------     ---------
GOODWILL                                                               557.0         380.7
                                                                   ---------     ---------
OTHER NONCURRENT ASSETS                                                306.1         398.0
                                                                   ---------     ---------
TOTAL ASSETS                                                       $ 8,675.9     $ 8,038.9
                                                                   =========     =========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Payables, trade and other                                          $   487.3     $   463.6
Accrued liabilities                                                    302.7         301.1
Accrued income taxes                                                   116.7          67.6
Short-term borrowings                                                   54.7         249.9
Current portion of long-term debt                                      320.8         165.2
                                                                   ---------     ---------
TOTAL CURRENT LIABILITIES                                            1,282.2       1,247.4
                                                                   ---------     ---------
LONG-TERM DEBT                                                       2,027.3       1,989.5
DEFERRED INCOME & OTHER NONCURRENT LIABILITIES                         866.3         714.8
DEFERRED INCOME TAXES                                                  705.4         795.7
                                                                   ---------     ---------
TOTAL LIABILITIES                                                    4,881.2       4,747.4
                                                                   ---------     ---------
MINORITY INTERESTS IN SUBSIDIARY COMPANIES                             192.8         120.9
                                                                   ---------     ---------
TOTAL SHAREHOLDERS' EQUITY                                           3,601.9       3,170.6
                                                                   ---------     ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                         $ 8,675.9     $ 8,038.9
                                                                   =========     =========

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                        CONDENSED CONSOLIDATED CASH FLOWS
                                   (Unaudited)

(Millions of dollars)

                                                                               Three Months Ended
                                                                                  31 December
                                                                                2002         2001
                                                                              -------      -------
OPERATING ACTIVITIES
Net Income                                                                    $ 125.8      $ 113.7
Adjustments to reconcile income to cash provided by operating activities:
   Depreciation                                                                 156.0        139.3
   Deferred income taxes                                                         (4.8)        13.1
   Undistributed earnings of unconsolidated affiliates                           (2.3)       (12.1)
   Loss on sale of assets and investments                                         2.1           .2
   Other                                                                          7.3         32.1
Working capital changes that provided (used) cash, excluding effects of acquisitions and divestitures:
    Trade receivables                                                             8.3         36.6
    Inventories and contracts in progress                                       (11.8)        (9.4)
    Payables, trade and other                                                   (20.3)       (45.2)
    Other                                                                         2.9          5.5
                                                                              -------      -------
CASH PROVIDED BY OPERATING ACTIVITIES                                           263.2        273.8
                                                                              -------      -------
INVESTING ACTIVITIES
  Additions to plant and equipment (a)                                         (166.9)      (178.0)
  Investment in and advances to unconsolidated affiliates                        (1.4)       (20.9)
  Acquisitions, less cash acquired                                             (182.2)          --
  Proceeds from sale of assets and investments                                    9.2         16.5
  Other                                                                           3.0         (9.3)
                                                                              -------      -------
CASH USED FOR INVESTING ACTIVITIES                                             (338.3)      (191.7)
                                                                              -------      -------
FINANCING ACTIVITIES
  Long-term debt proceeds                                                        44.2          3.5
  Payments on long-term debt                                                    (20.6)       (47.3)
  Net decrease in commercial paper and short-term borrowings                    (67.4)        (3.4)
  Dividends paid to shareholders                                                (45.9)       (43.1)
  Issuance of stock for options and award plans                                  11.1         12.3
                                                                              -------      -------
  CASH USED FOR FINANCING ACTIVITIES                                            (78.6)       (78.0)
                                                                              -------      -------
  Effect of Exchange Rate Changes on Cash                                         4.8         (2.0)
                                                                              -------      -------
  (Decrease) Increase in Cash and Cash Items                                   (148.9)         2.1
  Cash and Cash Items - Beginning of Year                                       253.7         66.2
                                                                              -------      -------
  Cash and Cash Items - End of Period                                         $ 104.8      $  68.3
                                                                              =======      =======

(a) Excludes capital lease additions of $.9 and $.5 for the three months ended 31 December 2002 and 2001, respectively.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

(Millions of dollars, except per share)

Asset Retirement Obligations

The company adopted Statement of Financial Accounting Standards (SFAS) No. 143, "Accounting for Asset Retirement Obligations," on 1 October 2002. The Statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred. The liability is measured at discounted fair value and is adjusted to its present value in subsequent periods as accretion expense is recorded. The corresponding asset retirement costs are capitalized as part of the carrying amount of the related long-lived asset and depreciated over the asset's useful life. The company's asset retirement obligations are primarily associated with Gases on-site long-term supply contracts under which the company has built a facility on land leased from the customer and is obligated to remove the facility at the end of the contract term. At 1 October 2002, the company recognized transition amounts for existing asset retirement obligation liabilities, associated capitalizable costs and accumulated depreciation. An after-tax transition charge of $2.9 was recorded as the cumulative effect of an accounting change. The ongoing expense on an annual basis resulting from the initial adoption of SFAS No. 143 is approximately $1.

Acquisitions

In October 2002, the company acquired American Homecare Supply, LLC (AHS), a homecare market leader throughout the northeastern United States, for $166. In November 2002, AHS acquired Home Health Services, Inc., a provider of homecare services located in West Virginia. Prior to these acquisitions, the company and its affiliates had a homecare position serving approximately 180,000 patients. With these acquisitions, the company and its affiliates will provide home medical services to more than 280,000 patients in 14 countries from more than 200 locations. With annual sales of more than $120 and more than 800 employees, AHS is ranked among the ten largest U.S. homecare providers of respiratory therapy and home medical equipment.

In July 2002, the company purchased an additional 22% of the outstanding shares of San Fu Chemical Company, Ltd. (San Fu), increasing the company's ownership interest from 48% to 70%. As of 30 June 2002, the company accounted for its investment in San Fu using the equity method. With this acquisition, the company obtained control and consolidated this investment.

The above acquisitions contributed $87 and $16 to sales and operating income for the three months ended 31 December 2002.

Incentive Compensation Costs

Operating income for the three months ended 31 December 2002 included a favorable adjustment of $8 for lower than anticipated payments of fiscal year 2002 incentive compensation costs.

Equity Affiliates' Income

Income from equity affiliates for the three months ended 31 December 2002 included $14 for adjustments related to divestitures recorded in prior periods.

Income from equity affiliates contributed $.09 and $.07 to diluted earnings per share for the three months ended 31 December 2002 and 2001, respectively.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                          SUMMARY BY BUSINESS SEGMENTS
                                   (Unaudited)

Business segment information is shown below:

(Millions of dollars)                  Three Months Ended
                                          31 December
                                       2002          2001
                                     --------      --------
Revenues from external customers
  Gases                              $1,025.8      $  904.1
  Chemicals                             353.8         349.0
  Equipment                              67.4          63.4
                                     --------      --------
  Segment Totals                      1,447.0       1,316.5
                                     --------      --------
  Consolidated Totals                $1,447.0      $1,316.5
                                     --------      --------

Operating income
  Gases                              $  170.5      $  152.0
  Chemicals                              33.1          40.5
  Equipment                               4.1            .9
                                     --------      --------
  Segment Totals                        207.7         193.4
                                     --------      --------
  Corporate research and                (11.2)         (9.2)
    development and other
     income (expense)
                                     --------      --------
  Consolidated Totals                $  196.5      $  184.2
                                     --------      --------

Equity affiliates' income
  Gases                              $   14.7      $   15.8
  Chemicals                               2.5           2.3
  Equipment                                .3            .3
                                     --------      --------
  Segment Totals                         17.5          18.4
                                     --------      --------
  Other                                   8.3            --
                                     --------      --------
  Consolidated Totals                $   25.8      $   18.4
                                     --------      --------


(Millions of dollars)

                               31 December
                            2002         2001
                          --------     --------
Identifiable assets
  Gases                   $6,424.1     $5,793.5
  Chemicals                1,406.7      1,379.5
  Equipment                  169.1        197.9
                          --------     --------
  Segment Totals           7,999.9      7,370.9
                          --------     --------
  Corporate assets           176.3        151.1
                          --------     --------
  Consolidated Totals     $8,176.2     $7,522.0
                          --------     --------

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                          SUMMARY BY GEOGRAPHIC REGIONS
                                   (Unaudited)


(Millions of dollars)

                                      Three Months Ended
                                          31 December
                                       2002         2001
                                     --------     --------
Revenues from external customers
  United States                      $  819.9     $  837.9
  Canada                                 27.2         25.0
                                     --------     --------
      Total North America               847.1        862.9
                                     --------     --------
  United Kingdom                        116.8        110.9
  Spain                                  84.4         81.2
  Other Europe                          206.4        151.9
                                     --------     --------
      Total Europe                      407.6        344.0
                                     --------     --------
  Asia                                  160.4         82.9
  Latin America                          31.8         26.6
  All Other                                .1           .1
                                     --------     --------
Total                                $1,447.0     $1,316.5
                                     --------     --------

Note: Geographic information is based on country of origin. The other Europe segment operates principally in Belgium, France, Germany and the Netherlands.


                                      # # #

MEDIA INQUIRIES:

      Catherine E. McDonald, tel: (610) 481-3673; e-mail: mcdonace@apci.com

INVESTOR INQUIRIES:

      Alexander W. Masetti, tel: (610) 481-7461; email: masettaw@apci.com


EDITOR'S NOTES:

*On October 1, 2002, Air Products adopted Statement of Financial Accounting Standards (SFAS) No. 143, requiring that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred. It applies to certain of Air Products' on-site agreements, for example, where the company has an obligation to remove its equipment upon expiration of a customer contract. An after-tax transition charge of $2.9 million was recorded as the cumulative effect of the accounting change. The ongoing expense on an annual basis resulting from the initial adoption of SFAS No. 143 is negligible (approximately $1 million).

**On November 5, 2002, Air Products announced a reorganization of its chemicals businesses into a new Performance Materials Division. More information is available at: http://www.airproducts.com/corp/rel/03016.asp

Item 9. Regulation FD Disclosure

The Q1 earnings teleconference following the earnings release which started at 11:00 a.m. EST on January 22, 2003 can be accessed by listening on the Company's web site at http://www.airproducts.com/fin/quarterly.htm. Recordings of the earnings teleconference and copies of the slides used will continue to be available at the above web address until 11:59 p.m. EST on January 31, 2003.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                Air Products and Chemicals, Inc.
                                                (Registrant)



Dated:  22 January 2003                    By:        /s/ John R. Owings
                                                ------------------------------
                                                       John R. Owings
                                                     Vice President and
                                                  Chief Financial Officer